SCHEDULE 14A INFORMATION
        PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                 SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant  [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

[ ]  Definitive Proxy Statement
[X]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 240.14a-11(c) or Rule
     240.14a-12

                KANSAS CITY POWER & LIGHT COMPANY
        (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):

[ ]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),
     14a-6(i)(2) or Item 22(a)(2) of Schedule 14A.

[ ]  $500 per each party to the controversy pursuant to Exchange
     Act Rule 14a-6(i)(3).

[ ]  Fee computed on table below per Exchange Act Rules
     14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies:

     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[X]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:


                               XXXXX


                  KCPL/UTILICORP MEDIA ADVISORY


                     LARGE TURNOUT EXPECTED
                FOR KCPL/UCU SHAREHOLDER MEETING

     Kansas City, MO, April 28, 1996 --More than 1,000 area

shareholders of both Kansas City Power & Light Company and

UtiliCorp United are expected to attend a special meeting in

Kansas City at 9:00 a.m. on Monday, April 29, to hear CEOs Drue

Jennings and Rick Green detail the benefits of the proposed

merger of the two companies.

     This meeting is not open to the public, however, reporters are welcome to attend and cover the meeting in the Count Basie

Ballroom in the Downtown Kansas City Marriott Hotel.  There will be an opportunity for media interviews immediately following the session at approximately 10:45 a.m.

                              XXXXX

Media Contacts:     Pam Levetzow, KCPL
                    816-556-2902 (pager)
                    Jerry Cosley, UCU
                    816-467-3677